  FORM 8-K Cover Page
  Items Reported
  Signatures
  Exhibit Index

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   November 1, 2006

DOWNEY FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-13578 (Commission File Number)	33-0633413 (IRS Employer Identification Number)

3501 Jamboree Road Newport Beach, California (Address of principal executive offices)		92660 (Zip Code)

Registrant’s telephone number, including area code:   (949) 854-0300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective November 1, 2006, the Board of Directors of Downey Financial Corp., a Delaware corporation (the “Company”), appointed Michael D. Bozarth, age 44, and Gary W. Brummett, age 48, to the Company’s Board of Directors and to the Board of Directors of Downey Savings and Loan Association, F.A., a wholly-owned subsidiary of the Company.

Mr. Brummett will serve on the Audit Committee of the Board of Directors of the Company.

Messrs. Bozarth and Brummett will receive the customary cash fees, annual retainer and benefits for service on the Boards of Directors and Committees thereof on which they serve.

There are no agreements or understandings pursuant to which either Mr. Bozarth or Mr. Brummett were elected as a director.

A copy of the press release relating to the appointment of Messrs. Bozarth and Brummett is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

99.1  Press release dated November 2, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOWNEY FINANCIAL CORP. (Registrant)

Date: November 3, 2006	By /s/ Jon A. MacDonald Jon A. Macdonald Corporate Secretary

EXHIBIT NUMBER	DESCRIPTION
99.1	Press release dated November 2, 2006 relating to appointment of Messrs. Bozarth and Brummett